Exhibit 10.33

ASSIGNMENT, ASSUMPTION AND CONSENT AGREEMENT

This ASSIGNMENT, ASSUMPTION AND CONSENT AGREEMENT (the “Agreement”) is made and entered into as of September __, 2019, among Intersect Beverage, LLC, a California limited liability company (“Assignor”), Eastside Distilling, Inc., a Nevada corporation (“Assignee”), and Agaveros Unidos de Amatian, S.A. de C.V., a Mexican corporation of Amatian, Mexico (“Agaveros”).

WHEREAS, Assignor and Agaveros are parties to that certain Contract to Buy and Sell, dated January 2, 2013, as amended and restated by that certain Exclusive Purchase Agreement between the parties dated as of August 16, 2019 (as amended, the “Agaveros Agreement”);

WHEREAS, Assignor and Assignee are parties to that certain Asset Purchase Agreement dated as of September __, 2019 (the “Purchase Agreement”), pursuant to which Assignee has purchased the Purchased Assets (as defined in the Purchase Agreement), Assigned Contracts (as defined in the Purchase Agreement), and Assumed Liabilities (as defined in the Purchase Agreement);

WHEREAS, one of the Assigned Contracts and Assumed Liabilities is the Agaveros Agreement;

WHEREAS, under the Agaveros Agreement, Agaveros must give written consent to any assignment of the Agaveros Agreement; and

WHEREAS, Agaveros has agreed to consent to the assignment contemplated under this Agreement and desires to provide such consent.

NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings for such terms that are set forth in the Purchase Agreement.

2. Assignment and Assumption of Agaveros Agreement. Subject to the terms and conditions of the Purchase Agreement, effective as of the Closing (the “Effective Time”):

a. Assignor hereby sells, assigns, transfers, conveys, and delivers (collectively, the “Assignment”) to Assignee all of Assignor’s right, title, benefit, privileges and interest in and to the Agaveros Agreement, as an Assigned Contract and Assumed Liability with respect to obligations arising after the Effective Time, in accordance with and subject to the terms of the Purchase Agreement; and

b. Assignee hereby accepts the Assignment and assumes and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants, and to pay and discharge all of the liabilities of Assignor to be observed, performed, paid or discharged, in each case, to the extent arising at and from the Effective Time, in connection with the Agaveros Agreement, as an Assigned Contract and Assumed Liability in accordance with the Purchase Agreement.

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3. Consent by Agaveros.

a. As required under Section 6 of the Agaveros Agreement, by its signature below, Agaveros hereby irrevocably consents to the assignment of the Agaveros Agreement to Assignee as contemplated under the Purchase Agreement.

b. Agaveros acknowledges and agrees that the requirements of the Agaveros Agreement with respect to the Assignment, including any requirements under Section 6 and any requirement that Assignee enter into a separate agreement with Agaveros, are hereby satisfied.

c. Agaveros acknowledges and agrees that the Assignment shall be effective as of the Closing, and at such time, the Agaveros Agreement shall remain in full force and effect.

4. Acknowledgement. Agaveros and Assignor hereby acknowledge, agree, represent and warrant that as of the Effective Time:

a.	The Agaveros Agreement is in full force and effect; and

b.	Each of Agaveros and Assignor have fulfilled all of their respective obligations under the Agaveros Agreement and are not aware of any breach of the Agaveros Agreement by the other party. Agaveros and Assignor understand and agree that Assignee shall not assume any Liability under the Agaveros Agreement to the extent arising prior to the Effective Time.

5. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ASSIGNOR:

INTERSECT BEVERAGE, LLC

By:	/s/ Patrick J. Kilkenny
Name:	Patrick J. Kilkenny
Title:	President

ASSIGNEE:

EASTSIDE DISTILLING, INC.

By:	/s/ Steven Shum
Name:	Steven Shum
Title:	Interim Chief Executive Officer and Chief Financial Officer

AGAVEROS:

AGAVEROS UNIDOS DE AMATIAN, S.A. DE C.V.

By:	/s/ Salvador Rivera Cardona
Name:	Salvador Rivera Cardona
Title:	Chief Executive Officer

SIGNATURE PAGE – ASSIGNMENT, ASSUMPTION AND CONSENT AGREEMENT